STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") dated as of October 29, 2008 is between Chimera Investment Corporation, a Maryland corporation (the "COMPANY"), and Annaly Capital Management, Inc., a Maryland corporation (the "PURCHASER").

                                    RECITALS

         WHEREAS, the Purchaser owns 3,621,581 issued and outstanding shares of Common Stock (as defined below) of the Company and has a substantive, pre-existing relationship with the Company;

         WHEREAS, the Company is in the process of registering shares of its common stock, par value $0.01 per share ("COMMON STOCK"), with the Securities and Exchange Commission pursuant to the registration statement of the Company on Form S-11 (File No. 333-151403) (the "REGISTRATION STATEMENT") pursuant to which the Company intends to conduct a public offering of shares of the Company's Common Stock (the "PUBLIC OFFERING"); and

         WHEREAS, the Company desires to issue and sell shares of its Common Stock to the Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW,  THEREFORE,  in  consideration  of the foregoing  recitals and the
mutual   promises   hereinafter   set  forth,   and,  other  good  and  valuable
consideration, the parties hereto agree as follows:

                                   ARTICLE 1

             AUTHORIZATION, SALE AND ISSUANCE OF SHARES AND OPTIONS

              Section 1.1 AUTHORIZATION. The Company shall issue 11,681,415 shares of Common Stock of the Company (the "SHARES") at a purchase price per share equal to the Public Offering price per share (the "SHARE PRICE").

              Section 1.2 SALE AND ISSUANCE OF THE SHARES. Subject to the terms and conditions hereof, the Company shall sell and Purchaser shall purchase the Shares at the Closing (as defined below).


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                                   ARTICLE 2

                                    CLOSING

              Section 2.1 CLOSING. The closing ("CLOSING") shall occur immediately after the closing of the Public Offering. Upon the Closing of this transaction, the Purchaser will deliver to the Company a wire transfer of immediately available funds to accounts specified by the Company or certified check in the amount equal to the Share Price multiplied by the number of Shares.

              Section 2.2 DELIVERY. Subject to the terms of this Agreement, within five (5) days of the Closing, the Company will deliver to the Purchaser the certificates representing the Shares to be purchased by the Purchaser from the Company.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              Section 3.1 REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby represents and warrants to the Purchaser as of the Closing date as follows:

              (a) The Company has been duly formed and incorporated and is existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, properties, prospects, financial condition or results of operation of the Company taken as a whole (a "MATERIAL ADVERSE EFFECT"), and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

              (b) The authorized capital stock of the Company is 550,000,000 shares of stock, consisting of 500,000,000 shares of Common Stock, of which 165,488,683 shares are issued and outstanding as of the date hereof, and 50,000,000 shares of preferred stock, par value $0.01 per share, of which none are issued and outstanding. All of the issued and outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

              (c) The Shares have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and

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

         non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim.

              (d) The certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders.

              (e) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

              (f) The management agreement (the "MANAGEMENT AGREEMENT"), dated as of November 21, 2007, between the Company and Fixed Income Discount Advisory Company (the "MANAGER"), as amended on October 13, 2008, and October 19, 2008, has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

              (g) The Company has no "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT")) and, except for the equity of Chimera Securities Holdings, LLC, does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the articles of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to the Purchaser and, except as set forth in the forms of documents delivered to the Purchaser, no changes therein will be made subsequent to the date hereof and prior to the time of purchase.

              (h) The financial statements of the Company, together with the related schedules and notes thereto, delivered to the Purchaser are accurate in all material respects and fairly present the financial condition of the Company as of the dates indicated and the results of operations, changes in financial position, stockholders' equity and cash flows for the periods therein specified are in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The selected financial and statistical data delivered to the Purchaser present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein.

              (i) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to

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

         obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

              (j) The Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) its articles of incorporation or bylaws or (ii) any obligation, agreement, covenant or condition contained in any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its assets or properties may be bound or affected, the effect of which breach or default under clause (ii) above could have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, constitute a default under or a Repayment Event (as defined below) under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, constitute a default under or a Repayment Event under), (i) any provision of the articles of incorporation or bylaws of the Company,
         (ii) any  provision of any  contract,  license,  repurchase  agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected, the effect of which could have a Material Adverse Effect, or
         (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

              (k) There are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its officers or directors is a party or of which any of its properties or other assets is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect.

              (l) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transaction contemplated hereby other than any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Company.

              (m)  The  Company  has  all  necessary  licenses,  authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons (as defined below), in order to conduct its business, except as such as could not have a Material Adverse Effect. The Company is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide except as such as could not have a Material Adverse Effect. The Company is not in violation of, or in default under, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the effect of which could have a Material Adverse Effect.

              (n) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

              (o) The Company owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively,
         "INTANGIBLES") necessary to entitle the Company to conduct its business, and the Company has not received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

              (p) The Company has filed all federal, state and foreign income and franchise tax returns required to be filed on or prior to the date hereof and has paid taxes shown as due thereon (or that are otherwise due and payable), other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. The Company has no knowledge, after due inquiry, of any tax deficiency which has been asserted or threatened against the Company. To the knowledge of the Company, there are no tax returns of the Company that are currently being audited by federal, state or local taxing authorities or agencies which would have a Material Adverse Effect.

              (q) The Company is not in violation, and has not received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company. The Company has received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singly or in the aggregate, have a Material Adverse Effect.

              (r) There are no existing or threatened labor disputes with the employees of the Company which are likely to have individually or in the aggregate a Material Adverse Effect.

              (s) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or its subsidiaries has made any

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

         payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, except as disclosed to the Purchaser.

              (t) Subsequent to the respective dates as of which information is delivered to the Purchaser, there has not been (i) any material adverse change, or any development which would reasonably be expected to cause a material adverse change, in the business, properties or assets, or the results of operations, condition (financial or otherwise), net worth, business, prospects or operations of the Company taken as a whole, (ii) any transaction which is material to the Company, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) other than the Public Offering, any change in the capital stock or, except in the ordinary course of business, outstanding indebtedness of the Company, or (v) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company has no material contingent obligation which has not been disclosed to the Purchaser.

              (u) The descriptions provided to the Purchaser of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information shown, and there are no other legal or governmental proceedings, contracts, leases, or other documents. All agreements between the Company and third parties delivered to the Purchaser are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

              (v) There are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, of the Company registered by the Company under the Securities Act.

              (w) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a "PERSON"), has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock or other securities of the Company upon the issue and sale of the Shares hereunder, nor does any Person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase or subscribe for any of the Shares or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell any of, the Shares or any options, rights or convertible securities or obligations, other than those that have been expressly waived prior to the date hereof.

              (x) The Company (i) does not have any issued or outstanding preferred stock or (ii) has not defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company.

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

              (y) Each of the Company and its officers, directors and controlling Persons has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Shares, or (ii) except with respect to the Public Offering (A)
         sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

              (z) Neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority ("FINRA")) any member firm of the FINRA.

              (aa) Any certificate signed by any officer of the Company delivered to the Purchaser pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Purchaser as to the matters covered thereby.

              (bb) As of the date of this Agreement, the Company has no plan or intention to materially alter its capital investment policy or investment allocation strategy, both as described to the Purchaser. The Company has good and marketable title to all of the properties and assets owned by it, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects (except for any security interest, lien, encumbrance or claim that may otherwise exist under any applicable repurchase agreement), except such as do not have a Material Adverse Effect and do not interfere with the use made or proposed to be made of such property or asset by the Company, and except as described to the Purchaser. The Company owns no real property. Any real property and buildings held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed to the Purchaser or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

              (cc) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (dd) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act);

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

         such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company's Chief Executive Officer and its Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; any significant material weaknesses in internal controls have been identified for the Company's Chief Executive Officer and its Chief Financial Officer; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

              (ee) The Company has not, directly or indirectly, including through any of its subsidiaries, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

              (ff) The Company is in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the "SARBANES-OXLEY ACT") and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

              (gg) Deloitte & Touche LLP, are and, during the periods covered by their reports, were our independent public accountants.

              (hh) The Company, since its date of inception, has been, and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the "CODE"), for all taxable years commencing with its taxable year ended December 31, 2007. The proposed method of operation of the Company as described to the Purchaser will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

              (ii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

              (jj) The Company has a substantive, pre-existing relationship with the Purchaser and was directly contacted by the Purchaser or its agents outside of the Public Offering effort. The Company (i) did not identify or contact the Purchaser through the marketing of the Public Offering and (ii) was not independently contacted by the Purchaser as a result of the general solicitation by means of the Registration Statement.

              (kk) No representation or warranty made by the Company in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make any such representation or warranty, in light of the circumstances in which it was made, not misleading.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND
             RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT


              Section 4.1 REPRESENTATIONS AND WARRANTIES BY THE PURCHASER. The Purchaser represents and warrants to the Company as of the day of Closing as follows:

              (a) INVESTMENT INTENT. The Purchaser is acquiring the Shares for investment for the Purchaser's own account, not as nominee or agent, and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and applicable law. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement.

              (b) SHARES NOT REGISTERED. The Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the Company's reliance upon such exemptions is predicated upon such Purchaser's representations set forth in this Agreement. The Purchaser acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

              (c) NO  TRANSFER.  Subject to the  provisions  of Section 5.2, the
         Purchaser covenants that in no event will the Purchaser dispose of any of the Shares (other than in conjunction with an effective registration statement for the Shares under the Securities Act) unless and until (i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act, and (y) appropriate action necessary for compliance with the Securities Act and any other applicable state, local, or foreign law has been taken, and (iii) the Company has consented, which consent shall not be unreasonably delayed or withheld.

              (d) AUTHORITY. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

              (e) NO BREACH. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions by the Purchaser contemplated hereby will not conflict with, or result in any breach of, constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) any provision of the articles of incorporation or bylaws of the Purchaser, (ii) any provision of any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties may be bound or affected, the effect of which could have a Material Adverse Effect, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Purchaser.

              (f) KNOWLEDGE AND EXPERIENCE. The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Shares; (ii) has the ability to bear the economic risks of the Purchaser's prospective investment; and (iii) has not been offered the Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

              (g) INVESTIGATION. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser any and all written information which it has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient business and financial knowledge and experience so as to be capable of evaluating the merits and risks of its investment in the Company. The Purchaser has received a copy of the Company's articles of incorporation, as amended, the Company's bylaws, as amended, and this Agreement and has read and understands the respective contents thereof. The Purchaser has had the opportunity to ask questions of the Company and has received answers to such questions from the Company. The Purchaser has carefully reviewed and evaluated these documents and understands the risks and other considerations relating to the investment.

              (h) QUALIFIED INSTITUTIONAL BUYER. The Purchaser is a "qualified institutional buyer" as defined in Rule 144A, promulgated under the Securities Act.

              (i) ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as defined in Rule 501(a)(8) of Regulation D, promulgated under the Securities Act.

              (j) PRE-EXISTING RELATIONSHIP. The Purchaser has a substantive, pre-existing relationship with the Company and was directly contacted by the Company or its agents outside of the Public Offering effort. The Purchaser (i) was not identified or contacted through the marketing of the Public Offering and (ii) did not independently contact the Company as a result of the general solicitation by means of the Registration Statement.

              (k) FINDER'S FEES. The Purchaser has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

         Section 4.2 LEGENDS. Each certificate representing the Shares shall be endorsed with the following legends:

              (a) FEDERAL LEGEND. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Securities Act of 1933, as amended, or (ii) pursuant to an opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution.

              (b) REIT LEGEND. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S CHARTER, DURING THE PERIOD COMMENCING ON THE INITIAL DATE AND PRIOR TO THE RESTRICTION TERMINATION DATE (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CAPITAL STOCK OF THE CORPORATION IN EXCESS OF NINE AND EIGHT-TENTHS PERCENT (9.8%) IN VALUE OR IN NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE, OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE; (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING BENEFICIALLY OWNED BY LESS THAN ONE HUNDRED (100) PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION); (IV) NO PERSON MAY BENEFICIALLY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN 25% OR MORE OF ANY CLASS OF CAPITAL STOCK BEING BENEFICIALLY OWNED BY ONE OR MORE BENEFIT PLAN INVESTORS, DISREGARDING CAPITAL STOCK OWNED BY CONTROLLING PERSONS (OTHER THAN CONTROLLING PERSONS WHICH ARE BENEFIT PLAN INVESTORS); AND
         (V) DURING THE PERIOD COMMENCING ON THE INITIAL DATE AND PRIOR TO THE DATE THE COMMON STOCK QUALIFIES AS A CLASS OF PUBLICLY-OFFERED

         SECURITIES, NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK WITHOUT OBTAINING FROM ITS TRANSFEREE A REPRESENTATION AND AGREEMENT THAT (A) ITS TRANSFEREE IS NOT (AND WILL NOT BE), AND IS NOT ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON AND (B) SUCH TRANSFEREE WILL OBTAIN FROM ITS TRANSFEREE THE REPRESENTATION AND AGREEMENT SET FORTH IN THIS CLAUSE (V) (INCLUDING WITHOUT LIMITATION CLAUSES (A) AND (B)). ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY
         OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IN (I), (II) AND (III) ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A TRANSFER TO THE CHARITABLE TRUST IS NOT EFFECTIVE FOR ANY REASON TO PREVENT A VIOLATION OF THE RESTRICTIONS ON TRANSFER AND OWNERSHIP IN (I), (II) AND (III) ABOVE, THEN THE ATTEMPTED TRANSFER OF THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF ANY OF THE RESTRICTIONS ON TRANSFER AND OWNERSHIP IN (IV) AND (V) ABOVE ARE VIOLATED, THEN THE ATTEMPTED TRANSFER OF THAT NUMBER OF
         SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A PURPORTED TRANSFER IS NOT TREATED AS BEING VOID AB INITIO FOR ANY REASON, THEN THE SHARES TRANSFERRED IN SUCH VIOLATION SHALL AUTOMATICALLY BE TRANSFERRED TO A CHARITABLE TRUST FOR THE BENEFIT OF A CHARITABLE BENEFICIARY, AND THE PURPORTED OWNER OR TRANSFEREE WILL ACQUIRE NO RIGHTS IN SUCH SHARES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

              (c) OTHER LEGENDS. With respect to any other legends required by applicable law, the Company need not register a transfer of legended Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in such legend is satisfied.

              Section 4.3 RULE 144. The Purchaser is aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Purchaser understands that under Rule 144, the conditions include, among other things: the availability of certain, current public information about the issuer and the resale occurring not less than one year after the party has purchased and paid for the securities to be sold.

                                   ARTICLE 5

                      AFFIRMATIVE COVENANTS OF THE PARTIES

              Section 5.1 REPORTS. The Company hereby covenants and agrees as follows: The Company will furnish to the holders of the Shares copies of all annual or quarterly financial statements the Company regularly provides to the banks or other lenders extending credit to the Company as requested by the holders of the Shares as would be required for a the holder of the Shares to make any resales of Shares under Rule 144(b) of the Securities Act. In addition, the Company will furnish to the holders of the Shares such other information as may reasonably be required by any holder of the Shares to furnish information required by any governmental authority.

              Section 5.2 LOCK-UP. The Purchaser hereby covenants and agrees as follows: The Purchaser will not until the earlier of (i) the date which is three
(3) years after the date of this Agreement or (ii) the termination of the Management Agreement, without the prior written consent of the Company, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for, shares of capital stock of the Company.

                                   ARTICLE 6

                              CONDITIONS TO CLOSING

              Section 6.1 CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligations of the Purchaser to purchase the Shares at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived:

              (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Article 3 hereof shall be true and correct when made and at the Closing. The Company's business and assets shall not have been adversely affected in any material way prior to the Closing. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

              (b) PUBLIC OFFERING. The Company shall simultaneously complete the Public Offering.

              Section  6.2  CONDITIONS  TO  OBLIGATIONS  OF  THE  COMPANY.   The
Company's obligation to sell the Shares at the Closing is subject to the condition that the representations and warranties made by the Purchaser in
Article 4 hereof shall be true and correct when made, and on the Closing.

                                   ARTICLE 7

                               REGISTRATION RIGHTS

The Purchaser is not entitled to any registration rights under this Agreement or associated with the purchase of the Shares. The purchase shall be subject to such private restrictions on the transfer of the Shares as are designated from time to time by the Company or its investment bankers or underwriters.

                                   ARTICLE 8

                                 MISCELLANEOUS

              Section 8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York without regard to conflicts of law principles contrary (with references to Section 5-1401 of the New York General Obligation Law which by its terms applies to the this Agreement).

              Section 8.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchaser. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

              Section 8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

              Section 8.4 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

              Section 8.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to the Purchaser, at such Purchaser's address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at such other address as the Company shall have furnished to the Purchaser in writing. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent.

              Section 8.6 SEVERABILITY. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

              Section 8.7 EXPENSES. The Company and the Purchaser shall each bear their own expenses and legal fees in connection with the consummation of this transaction.

              Section 8.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference and are not to be considered in construing this Agreement.

              Section 8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

              Section 8.10 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to the Company or to any holder of any securities issued or to be issued hereunder shall impair any such right, power, or remedy of the Company or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any failure to exercise any right, power, or remedy or any waiver of any single breach or a waiver of any other right, power, or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or any holder, shall be cumulative and not alternative.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


CHIMERA INVESTMENT CORPORATION     ANNALY CAPITAL MANAGEMENT, INC.


By:/s/ A. Alexandra Denahan        By:/s/ Kathryn F. Fagan
   ----------------------------       ------------------------------------------
Name:  A. Alexandra Denahan        Name:  Kathryn F. Fagan
Title:  Chief Financial Officer    Title:  Chief Financial Officer and Treasurer